                               AMENDMENT NO. 5 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                      Metropolitan Life Insurance Company
                     MetLife Investors Distribution Company

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Metropolitan Life Insurance Company (the "Company" or "you"), and MetLife Investors Distribution Company, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated May 1, 2004, and subsequently amended May 1, 2007, November 10, 2008, October 5, 2010 and January 15, 2013, and further modified by an Addendum dated May 1, 2011 (the "Agreement"). The parties now desire to further amend the Agreement by this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                   AMENDMENT

     NOW, THEREFORE, in consideration of past and prospective business relations, the parties agree to amend the Agreement as follows:

1. Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of December 2, 2013.

                                       FRANKLIN TEMPLETON VARIABLE INSURANCE
                                       PRODUCTS TRUST

The Trust:
   ONLY ON BEHALF OF
   EACH PORTFOLIO LISTED
   ON SCHEDULE C OF
   THE AGREEMENT.

                                       By: /s/ Karen L. Skidmore
                                           ----------------------------
                                       Name: Karen L. Skidmore
                                       Title: Vice President

The Underwriter:                       FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                                       By: /s/ Christopher Felchlin
                                           ----------------------------
                                       Name:  Christopher Felchlin
                                       Title: Vice President

The Company:                           METROPOLITAN LIFE INSURANCE COMPANY

                                       By: /s/ Alan C. Leland, Jr.
                                           ----------------------------
                                       Name:  Alan C. Leland, Jr.
                                       Title: Vice President

The Distributor:                       METLIFE INVESTORS DISTRIBUTION COMPANY

                                       By: /s/ Paul M. Kos
                                           ----------------------------
                                       Name:  Paul M. Kos
                                       Title: Vice President

                                   SCHEDULE B

                            ACCOUNTS OF THE COMPANY

NAME OF ACCOUNT                                              SEC REGISTRATION
---------------                                              ----------------
                                                                  YES/NO

Metropolitan Life Separate Account                                 Yes
Metropolitan Life Separate Account DCVL                            No
Metropolitan Life Variable Annuity Separate Account II             Yes
Metropolitan Life Separate Account E                               Yes

                AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENTS
                               JANUS ASPEN SERIES
                        (INSTITUTIONAL & SERVICE SHARES)

     This Amendment (the "Amendment") to the Agreements (as defined below) is made as of November 25, 2013 between Janus Aspen Series, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and Metropolitan Life Insurance Company, a life insurance company organized under the laws of the State of New York (the "Company").

                                   BACKGROUND
                                   ----------

     A. The Trust and the Company are parties to two (2) Fund Participation Agreements dated April 30, 2004, as amended (the "Agreements").

     B. The parties wish to update Schedules A and B and further amend and update the Agreements as set forth below.

                                   AMENDMENT
                                   ---------

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreements as follows:

     1. Schedule A shall be deleted in its entirety and replaced with Schedule A attached hereto.

     2. Schedule B shall be deleted in its entirety and replaced with Schedule B attached hereto.

     3. Section 1.11 of the Agreements shall be deleted in its entirety and replaced with the following:

          "1.11 The Company certifies that it is following all relevant rules and regulations, as well as internal policies and procedures, regarding "forward pricing" and the handling of mutual fund orders on a timely basis. As evidence of its compliance, the Company shall:

               (a) permit the Trust or its agent to audit its operations, as well as any books and records preserved in connection with its provision of services under this Agreement; or

               (b) provide the Trust with the results of a Statement on Standards for Attestation Engagements No. 16 (SSAE-16) review or similar report of independent auditors upon request; or

               (c) provide, upon request, certification to the Trust that it is following all relevant rules, regulations, and internal policies and procedures regarding "forward pricing" and the handling of mutual fund orders on a timely basis."

     4. The following shall be added to the end of Section 1.7 of the
Agreements:

          "The Trust shall make the determination as to whether an error in net asset value has occurred and is a material error in accordance with its own internal policies, which are consistent with SEC materiality guidelines."

     5. Section 3.9 of the Agreements shall be deleted in its entirety and replaced with the following:

          "3.9 The Company is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Company further represents that it has policies and procedures in place to detect money laundering and terrorist financing, including the reporting of suspicious activity."

     6. The following shall be added to the end of Article III:

          "3.10 The Company is a "financial intermediary" as defined by Rule 22c-2 of the 1940 Act (the "Rule"), and has entered into an appropriate agreement with the Trust or one of its affiliates pursuant to the requirements of The Rule.

          3.11 The Company represents and warrants that either it or the principal underwriter of any unregistered separate account holding Portfolio shares is a broker or dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") or is controlled (as defined in the 1940 Act) by a broker or dealer registered under the 1934 Act.

          3.12 The Company will not hold any other investment security (as defined in Section 3 of the 1940 Act) in a subaccount of an unregistered separate account that holds shares of a Portfolio.

          3.13 The Company will seek instructions from holders of interests in an unregistered separate account holding Portfolio shares with regard to the voting of all proxies solicited in connection with a Portfolio and will vote those proxies only in accordance with those instructions, or the Company will
                                                          --
vote Portfolio shares held in its unregistered separate accounts in the same proportion as the vote all of the Portfolio's other shareholders.

          3.14 The Company will not substitute another security for shares of a Portfolio held in an unregistered separate account unless the Securities and Exchange Commission approves the substitution in the manner provided in
Section 26 of the 1940 Act."

     7.   Article VII shall be revised as follows:

          "If to the Trust:

          Janus Aspen Series
          151 Detroit Street
          Denver, CO 80206
          Attn: Chief Legal Counsel

          If to the Company:

          Metropolitan Life Insurance Company
          One Financial Center
          Boston, MA 02111
          Attn: Law Department"

     8. The Agreements, as amended by this Amendment, are ratified and confirmed.

     9. This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

JANUS ASPEN SERIES                     METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Stephanie Grauerholz           By: /s/ Alan C. Leland, Jr.
    -------------------------              -------------------------
Name:  Stephanie Grauerholz            Name:  Alan C. Leland, Jr.
Title: Vice President                  Title: Vice President

                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

                                                DATE
                                           ESTABLISHED BY
                                            THE BOARD OF            CONTRACTS FUNDED BY SEPARATE
NAME OF SEPARATE ACCOUNT                      DIRECTORS                       ACCOUNT
---------------------------------------  ------------------  -----------------------------------------
Metropolitan Life Separate Account UL    12/31/1988          Variable Life Insurance Policies (MetFlex)

Metropolitan Life Separate Account DCVL  11/4/2003           Group Private Placement Variable Life
                                                             Insurance Policies (PPVL)

                                                             Individual Private Placement Variable Life
                                                             Insurance Policies (IPPVL)

Separate Account 13S                     12/30/1994          Variable Life Insurance Policies (LCL2)

Separate Account 36S                     4/21/1997           Variable Life Insurance Policies (LCL1)

Separate Account 485                     4/22/2008           Variable Life Insurance Policies (LCL1)

Metropolitan Life Separate Account E     9/27/1983           Gold Track Select

                                   Schedule B

                               List of Portfolios
                               ------------------

Name of Portfolio
-----------------

All Portfolios of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series).

                                AMENDMENT NO. 3
                         TO THE PARTICIPATION AGREEMENT

     This Amendment No. 3 to the Participation Agreement ("Amendment No. 3") is entered into as of DECEMBER 1, 2013, by and among Metropolitan Life Insurance Company on behalf of itself and certain of its separate accounts, Legg Mason Partners Variable Equity Trust, Legg Mason Partners Variable Income Trust, Legg Mason Investors Services, LLC, and Legg Mason Partners Fund Advisor, LLC.

     WHEREAS, the parties entered into a Participation Agreement dated January 1, 2009, as amended September 30, 2009 and April 30, 2010 (the "Agreement");

     WHEREAS, the parties desire to amend the list of separate accounts set forth in Schedule A to the Agreement.

     WHEREAS, the parties desire to amend the list of Portfolios set forth in Schedule B to the Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration each of the parties amends the Agreement as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     2. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to be executed in their name and on their behalf by and through their duly authorized officers signing below as of the date written above.

                                       METROPOLITAN LIFE INSURANCE COMPANY
                                       (on behalf of the separate accounts and
                                       itself)

                                       By: /s/ Alan C. Leland, Jr.
                                           -------------------------
                                       Name: Alan C. Leland, Jr.
                                       Title: Vice President
                                       Date: 11/26/13

                                       LEGG MASON PARTNERS VARIABLE EQUITY TRUST

                                       By: /s/ Thomas C. Mandia
                                           -------------------------
                                       Name: Thomas C. Mandia
                                       Title: Assistant Secretary
                                       Date: 11/26/13

                                       LEGG MASON PARTNERS VARIABLE INCOME TRUST

                                       By: /s/ Thomas C. Mandia
                                           -------------------------
                                       Name: Thomas C. Mandia
                                       Title: Assistant Secretary
                                       Date: 11/26/13

                                       LEGG MASON PARTNERS FUND ADVISOR, LLC

                                       By: /s/ Thomas C. Mandia
                                           -------------------------
                                       Name: Thomas C. Mandia
                                       Title: Secretary
                                       Date: 11/26/13

                                       LEGG MASON INVESTOR SERVICES, LLC

                                       By: /s/ Michael P. Mattera
                                           -------------------------
                                       Name: Michael P. Mattera
                                       Title: Director
                                       Date: 12/2/13

                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

SEPARATE ACCOUNTS                                                            PRODUCTS
------------------------------------------------------  --------------------------------------------------
Metropolitan Life Separate Account DCVL                 MetLife Group Private Placement Variable Life
                                                        Insurance Policies

Metropolitan Life Separate Account UL                   MetLife Variable Life Insurance Policies (MetFlex)

Metropolitan Life Variable Annuity Separate Account II  Flexible Premium Deferred Variable Annuity,
                                                        Flexible Premium Variable Annuity

Metropolitan Life Separate Account E                    Gold Track Select Annuity

                                   Schedule B
                                   ----------

                    PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                    ----------------------------------------

TRUST NAME                    FUND NAME         CUSIP/CLASS                  12B-1
---------------------  -----------------------  ------------  -----------------------------------
Legg Mason Partners    ClearBridge              52467X203     As per the then current prospectus
Variable Equity Trust  Variable Aggressive      Class I       (currently 0bps)
                       Growth Portfolio

Legg Mason Partners    ClearBridge              52467W858     As per the then current prospectus
Variable Equity Trust  Variable All Cap         Class I       (currently 0bps).
                       Value Portfolio

Legg Mason Partners    ClearBridge              52467W882     As per the then current prospectus
Variable Equity Trust  Variable Appreciation    Class I       (currently 0bps).
                       Portfolio

Legg Mason Partners    ClearBridge              52467W833     As per the then current prospectus
Variable Equity Trust  Variable Equity Income   Class I       (currently 0bps).
                       Portfolio

Legg Mason Partners    ClearBridge              52467X609     As per the then current prospectus
Variable Equity Trust  Variable Large Cap       Class I       (currently 0bps).
                       Growth Portfolio

Legg Mason Partners    ClearBridge              52467M504     As per the then current prospectus
Variable Equity Trust  Variable Large Cap       Class I       (currently 0bps).
                       Value Portfolio

Legg Mason Partners    ClearBridge              52467X708     As per the then current prospectus
Variable Equity Trust  Variable Mid Cap Core    Class I       (currently 0bps).
                       Portfolio

Legg Mason Partners    ClearBridge              52467M843     As per the then current prospectus
Variable Equity Trust  Variable Small Cap       Class I       (currently 0bps).
                       Growth Portfolio

Legg Mason Partners    Legg Mason               52467X880     As per the then current prospectus
Variable Equity Trust  Investment Counsel       Single Class  (currently 0bps).
                       Variable Social
                       Awareness Portfolio

Legg Mason Partners    Western Asset            52467K839     As per the then current prospectus
Variable Income Trust  Variable Global High     Class I       (currently 0bps)
                       Yield Bond Portfolio

Legg Mason Partners    Western Asset            52467K771     As per the then current prospectus
Variable Income Trust  Variable High Income     Single Class  (currently 0bps).
                       Portfolio

Legg Mason Partners    Western Asset            52467K813     As per the then current prospectus
Variable Income Trust  Variable Strategic Bond  Class I       (currently 0bps).
                       Portfolio